CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Exhibit 32.1

In connection with the quarterly report of Cyclon Capital Corporation, a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended July 31, 2008, as filed with the Securities and Exchange Commission (the “Report”), Mark Horrelt, Chief Executive Officer and Principal Financial Officer of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 By:         /s/ Mark Horrelt

 Name:    Mark Horrelt

 Title:     Chief Executive Officer and Principal Financial Officer

 Date:     September 17, 2008

[A signed original of this written statement required by Section 906 has been provided to Solanex Management Inc. and will be retained by Cyclon Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]